Exhibit 10.02

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of November 13, 2007, by and among THE WORNICK COMPANY, a Delaware corporation (the “Issuer,” which term includes any successors under the Indenture), the subsidiaries of the Issuer which include, RIGHT AWAY MANAGEMENT CORPORATION, a Delaware corporation, THE WORNICK COMPANY RIGHT AWAY DIVISION, a Delaware corporation, and THE WORNICK COMPANY RIGHT AWAY DIVISION, L.P., a Delaware limited partnership (collectively, the “Guarantors”), and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”), as Trustee under the Indenture dated as of June 30, 2004 (as amended, the “Indenture”) between the Issuer and the Trustee.

WHEREAS, the Issuer has previously issued 10.875% Senior Secured Notes due 2011 in accordance with the terms of the Indenture; and

WHEREAS, the Issuer has requested an amendment to the Indenture on the terms and conditions set forth herein; and

WHEREAS, Sections 9.1 and 9.2 of the Indenture provides that the Issuer, the Guarantors and the Trustee may amend, supplement or otherwise modify the Indenture with the consent of a stated percentage of Holders of a majority in aggregate principal amount of the Notes then outstanding (a majority, 66 2/3 or 100% as the case may be); and

WHEREAS, the Holders of at least 66 2/3% in aggregate principal amount of the Notes have consented to the amendment to the Indenture as set forth herein.

NOW, THEREFORE, the Issuer and the Trustee hereby agree as follows:

ARTICLE ONE

1.1           Definitions.   For purposes of the Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any terms defined in the Indenture and not defined herein shall have the same meanings as defined in the Indenture; and references to Sections shall, unless the context indicates otherwise, be references to Sections of the Indenture.

1.2           Amendment to “Permitted Indebtedness”.  Clauses (g) and (h) of the definition of Permitted Indebtedness are hereby amended in their entirety to read as follows:

(g)           The Issuer’s incurrence or the incurrence by any Guarantor of Purchase Money Indebtedness or Capitalized Lease Obligations;

 provided, that the aggregate amount of such  Indebtedness incurred and outstanding at any time pursuant to this clause (g) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) does not exceed $5,000,000; and

(h)           if no Event of Default shall have occurred and be continuing, the Issuer’s incurrence or the incurrence by any Guarantor of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this clause (h) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $5,000,000.

                                1.3           Amendment to “Permitted Lien”.  Clause (i) of the definition of Permitted Lien is hereby amended by deleting the phrase “clause (g)(i) of the definition of ‘Permitted Indebtedness’”  and replacing it with the phrase “clause (g) of the definition of ‘Permitted Indebtedness’”.

Clause (m) of the definition of Permitted Lien is hereby amended by inserting a semicolon immediately after “Section 4.7(b)” and deleting the remainder of such clause.

ARTICLE TWO

2.1           Amendment to Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock.

(a)           Section 4.7(b) of the Indenture is hereby amended to read in its entirety as follows:

“The foregoing limitations of Section 4.7(a) will not prohibit the incurrence by the Issuer or any Guarantor of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this Section 4.7(b) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) not to exceed $27,500,000, plus any interest thereon that is more than 30 days past due.”

ARTICLE THREE

ARTICLE THREE

                                3.1           Amendment to Trustee to Sign Amendments, Etc.

                                                (a)           Section 9.7 of the Indenture is hereby amended to read in its entirety as follows:

                                “Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplemental indenture,

and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in this Section 9.7, the Trustee shall join with the Issuer in the execution of such amendment or supplemental indenture unless such amendment or supplemental indenture adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplemental indenture.  In executing any amendment or supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture.”

ARTICLE FOUR

4.1           Effectiveness.  The Supplemental Indenture shall become effective as of the date hereof.

4.2           Effect of the Supplemental Indenture.  The Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof.  Upon the effectiveness hereof, each reference in the Indenture to “the Indenture,” “hereunder,” “hereof” or words of like import referring to the Indenture, and each reference in any other agreement to “the Indenture,” “thereunder,” “thereof,” or words of like import referring to the Indenture, shall mean and be a reference to the Indenture as amended and supplemented hereby.  Except as amended and supplemented hereby, the Indenture and the Notes issued thereunder shall continue in full force and effect and are hereby ratified and confirmed in all respects.

4.3           Waiver.  The execution, delivery and effectiveness of the Supplemental Indenture shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party hereto under the Indenture, or constitute a waiver of any provision of any other agreement.

4.4           Counterparts.  The Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

4.5           Governing Law.  The Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the state of New York without regard to its conflict of laws principle.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered as of November 13, 2007.

THE WORNICK COMPANY,
as Issuer

By:	/s/ Jon P. Geisler
	Name:	Jon P. Geisler
	Title:	President & CEO

RIGHT AWAY MANAGEMENT CORPORATION,
as Guarantor

By:	/s/ Jon P. Geisler
	Name:	Jon P. Geisler
	Title:	President & CEO

THE WORNICK COMPANY RIGHT AWAY DIVISION,
as Guarantor

By:	/s/ Jon P. Geisler
	Name:	Jon P. Geisler
	Title:	President & CEO

THE WORNICK COMPANY RIGHT AWAY DIVISION, L.P.
as Guarantor

By:	/s/ Jon P. Geisler
	Name	Jon P. Geisler
	Title:	President & CEO

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Lawrence J. Bell
	Name:	Lawrence J. Bell
	Title:	Vice President